SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 24, 2012

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3555 Farnam Street Omaha, Nebraska		68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Berkshire Hathaway Inc.’s ratio of consolidated earnings to consolidated fixed charges for the nine months ended September 30, 2011 is as follows:

BERKSHIRE HATHAWAY INC.

Calculation of Ratio of Consolidated Earnings to Consolidated Fixed Charges

(Dollars in millions)

	Nine Months		Year Ended December 31,
	Ended September 30, 2011		2010		2009		2008		2007		2006
Net earnings attributable to Berkshire Hathaway	$7,206		$12,967		$8,055		$4,994		$13,213		$11,015
Income tax expense	3,307		5,607		3,538		1,978		6,594		5,505
Earnings attributable to noncontrolling interests	349		527		386		602		354		258
Earnings from equity method investments	—		(50)		(427)		—		—		—
Dividends from equity method investees	—		20		132		—		—		—
Fixed charges	2,393		3,084		2,279		2,276		2,202		1,979

Earnings available for fixed charges	$13,255		$22,155		$13,963		$9,850		$22,363		$18,757

Fixed charges
Interest on indebtedness (including amortization of debt discount and expense)	$1,989		$2,558		$1,992		$1,963		$1,910		$1,724
Rentals representing interest and other	404		526		287		313		292		255

	$2,393		$3,084		$2,279		$2,276		$2,202		$1,979

Ratio of earnings to fixed charges	5.54	[x]	7.18	[x]	6.13	[x]	4.33	[x]	10.16	[x]	9.48	[x]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2012	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
By: Marc D. Hamburg
Senior Vice President and Chief Financial Officer